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                                                                    EXHIBIT 10.6

                                         The Bank of Nova Scotia
                                         10 Collyer Quay
                                         #15-01 Ocean Building
October 22, 2002                         Singapore 049315

Maxtor Peripherals (S) Pte Ltd           Tel: (65) 535-8688
No. 2 Ang Mo Kio Street 63               Fax: (65) 438-3314 (Credit & Marketing)
Ang Mo Kio Street Park 3
Singapore 569111


Attention:        Mr. Tiong Chi Sieng, Vice President - Finance
                  Ms. Tan Hui Yah, Director - Finance

Dear Sirs:

REVOLVING BANK GUARANTEE FACILITY OF SGD666,000
WAIVER OF THE CONSOLIDATED TANGIBLE NETWORTH COVENANT FOR 3RD
QUARTER ENDED 28 SEPTEMBER 2002


1. We refer to the Revolving Bank Guarantee Facility of up to SGD666,000 ("the Facility") granted under our Facility Letter of 24 December 2001 as amended by our Amendment Letters dated 15 February 2002 and 20 June 2002 (hereinafter collectively called the "the Facility Letter") and the Charge Over Cash Deposits (First Party) document dated 2 January 2002.

2. Subject to your Company's acceptance of this letter, we are pleased to advise that at your request, The Bank of Nova Scotia, Singapore Branch ("the Bank"), shall waive the event of default which arose from the breach of the Consolidated Tangible Net Worth covenant under Covenant (e) of the Facility Letter for the 3rd quarter ended 28 September 2002. The foregoing waiver is limited to the specific circumstance set forth in the foregoing sentence, and for the specific date referred to therein, and is not intended to be, nor shall it be deemed to be, a waiver of any other Event of Default or breach of terms and conditions, whether now existing or thereafter occurring.

3. Save for the above, all other terms and conditions stipulated in the Facility Letter and security document stated in Paragraph 1 above shall remain unchanged.

4. If the above are acceptable, please sign and return to us the enclosed copy of this Amendment Letter together with your Company's Board Resolution accepting this Amendment Letter by 30 October 2002, after which this offer shall lapse unless an extension is granted by the Bank in writing.


Yours faithfully,
/s/  Wah Sun Seong Koon
Wah Sun Seong Koon
Country Head, VP & Branch Manager

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We hereby accept and further undertake to observe all the terms and conditions set out and incorporated in this letter.

We also hereby confirm that the existing charges over cash deposits under the Charge Over Cash Deposits (First Party) document dated 2 January 2002 shall continue to secure the aforesaid all monies payable in connection with the Facility notwithstanding the waiver set out above.


/s/  Thong Chi Seing
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Company Stamp & Authorized Signatory(ies)               Date
for and on behalf of Maxtor Peripherals (SO Pte Ltd.